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                          Independent Auditors' Consent

To the Shareholders and Board of Directors of First Eagle Funds, Inc.:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our reports dated December 20, 2002, on the statements of assets and liabilities for the First Eagle Global Fund (formerly First Eagle SoGen Global Fund), First Eagle SoGen Overseas Fund (formerly First Eagle SoGen Overseas Fund), First Eagle U.S. Value Fund, First Eagle Gold Fund (formerly First Eagle SoGen Gold Fund) and First Eagle Fund of America ("the Funds") as of October 31, 2002, and the related statements of operations, changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

KPMG LLP

New York, New York
February 21, 2003